EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PEREGRINE PHARMACEUTICALS, INC.
                             A DELAWARE CORPORATION


         PEREGRINE PHARMACEUTICALS, Inc, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

         1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

                  "RESOLVED, that the Certificate of Incorporation of the Corporation, as amended, be hereby further amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

                           "The total number of shares of all classes of stock
                  which the Corporation shall have authority to issue is 205,000,000, of which (i) 200,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

         2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this 14th day of October, 2003.


                                           PEREGRINE PHARMACEUTICALS, INC.
                                           a Delaware corporation


                                           By: /S/STEVEN W. KING
                                               ---------------------------------
                                               Steven W. King, President & CEO

ATTEST:


/S/ PAUL J. LYTLE
---------------------------------
Paul J. Lytle, Secretary